UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2024

(Date of Report - Date of earliest event reported on)

Community Bancorp.
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
(Not Applicable)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

On December 17, 2024, Community Bancorp. announced that its Board of Directors has declared a quarterly cash dividend of $0.24 per share payable February 1, 2025 to shareholders of record on January 15, 2025.  The Company’s press release dated December 17, 2024 is filed as Exhibit 99.1 to this Report, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	- Press Release of Community Bancorp. dated December 17, 2024

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On December 12, 2024, the Boards of Directors of Community Bancorp. (the Company) and its wholly-owned subsidiary, Community National Bank (the Bank) unanimously appointed Wayne Lamberton, age 58, to the Boards of Directors of the Company and the Bank, effective January 1, 2025.  Mr. Lamberton was appointed to the class of directors whose term expires at the Company’s 2028 Annual Meeting of Shareholders, at which time he will stand for election to a three-year term.  Mr. Lamberton has been appointed to serve on the Company’s Corporate Governance Committee and Risk Management Committee.

Mr. Lamberton, a central Vermont native, served in the United States Army before starting Lamberton Electric upon his return from service.  After selling Lamberton Electric, he started Superior Development, a real estate development company which he manages today.  He has been the developer and manager of several successful businesses, including Maplewood Convenience Stores and the central Vermont Comfort Inn.  Mr. Lamberton has been a member of the Bank’s Central Vermont Advisory Board since its inception in the early 2000’s and the company’s state-wide Advisory Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: December 17, 2024	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

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